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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 23, 1998


                           Concorde Gaming Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



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
               Colorado                          0-8698                        84-0716683
    --------------------------------           ------------               ---------------------
    (State or Other Jurisdiction of            (Commission                    (IRS Employer
            Incorporation)                     File Number)                Identification No.)
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                                3290 Lien Street
                         Rapid City, South Dakota 57702
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (605) 341-7738


                                 Not Applicable
                        ---------------------------------
                         (Former Name or Former Address,
                          if Changed since last report)



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ITEM 5.  OTHER EVENTS.

         On April 20, 1998, the Company entered into an option agreement (the "Option Agreement") with Bruce H. Lien, the majority shareholder of the Company, under which the Company granted Mr. Lien an option (the "Option") to purchase all or a portion of the Company's interest in Bayfront Ventures, a joint venture formed to construct, own, operate and manage an off shore gaming vessel from dockage at Bayfront Park in Miami, Florida.

         On November 23, 1998, the Company and Mr. Lien entered into an Agreement to Terminate Option (the "Termination Agreement"). The Termination Agreement provides for the termination of the Option effective as of November 23, 1998.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Exhibits.

         10. Agreement to Terminate Option between the Company and Bruce H. Lien dated November 23, 1998.


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                                   Signatures

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONCORDE GAMING CORPORATION


         Date:  December 2, 1998    By: /s/ David L. Crabb
                                       ----------------------------------------
                                        David L. Crabb, Chief Financial Officer




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                                  EXHIBIT INDEX


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
EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------
  10                         Agreement to terminate opinion
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